NYSE Amex Equities Exchange Symbol - UEC
FOR IMMEDIATE RELEASE	January 20, 2010

Uranium Energy Corp Announces the Company's Palangana ISR Uranium Project Now Fully Permitted

The Project's Last Permit, the Radioactive Materials License, Issued by the TCEQ - the First Radioactive Materials License to be Issued in Eight Years

AUSTIN, TX - January 20, 2010 - Uranium Energy Corp (NYSE-AMEX: UEC, the "Company") is pleased to announce that the Texas Commission on Environmental Quality (the "TCEQ") has granted a Radioactive Materials License (RML) for the Company's Palangana ISR Uranium Project located in Duval County, Texas. Prior to Palangana, the last RML granted by TCEQ was in 2002 to Mẽstena Uranium for their operation in Brooks County, Texas. The Palangana project has now obtained all the permits needed to proceed with development and has fully and successfully completed the state permitting process at all levels.

Amir Adnani, President and CEO, stated, "The completion of the permitting for Palangana underscores the value-creation opportunities the Company is developing in South Texas. With the fully licensed Hobson processing facility now in hand, and with the decades of ISR development and operations experience behind the technical team here, management is confident of the transition to operating status."

Harry Anthony, Chief Operating Officer, said, "We appreciate the professionalism and speed with which the TCEQ is acting. With Palangana now fully permitted, Company geologists and engineers are accelerating the pace and scope of their development efforts."

The Company completed the acquisition of the Palangana project through its acquisition of the South Texas Mining Venture, L.L.P. on December 18, 2009. Presently, the Company's technical team is studying the substantial historical information about the project before initiating a 215-hole drilling program with several rigs onsite. Concurrently, the Company has also engaged SRK Consulting for technical assistance to develop a current NI 43-101 Technical Report for the Palangana project which is expected to be completed by mid February 2010.

Overview of the Palangana Project

The Palangana project is a prior-producing in-situ recovery (ISR) project located in the South Texas uranium belt.  The 2,500-hectare (6,200-acre) property is located approximately 100 miles south of the Hobson processing facility.  Over 4,000 historic holes were drilled at the project by Union Carbide Corp. ("UCC"), Chevron and Everest Exploration Inc. UCC produced uranium at the project in the mid to late 1970's with ISR technology.  Harry Anthony, the Company's Chief Operating Officer, was a member of UCC's ISR mining team and oversaw the development and production of this project.

About Uranium Energy Corp

Uranium Energy Corp (NYSE-AMEX: UEC) is a U.S.-based exploration and development company with the objective of near-term uranium production in the U.S. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including Palangana, and the Goliad in-situ recovery uranium project which is in the final stages of mine permitting for production. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining. The Company is well financed to execute on its key programs.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (512) 535-0832
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

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